Exhibit 99.1

WSILC, L.L.C.

(d/b/a Welch ATM)

and Subsidiaries

Financial Report

December 31, 2013

Contents

Independent Auditor’s Report	1

Financial Statements

Consolidated balance sheets	2-3

Consolidated statements of income	4

Consolidated statements of members’ equity	5

Consolidated statements of cash flows	6-7

Notes to the consolidated financial statements	8-19

Independent Auditor’s Report

To the Board of Managers

WSILC, L.L.C. (d/b/a Welch ATM) and subsidiaries

Peoria, Illinois

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of WSILC, L.L.C. (d/b/a Welch ATM) and its subsidiaries which comprise the consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of income, members’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WSILC, L.L.C. (d/b/a Welch ATM) and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Rockford, Illinois
April 9, 2014

Member of the RSM International network of independent accounting, tax and consulting firms.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Consolidated Balance Sheets

December 31, 2013 and 2012

Assets	2013	2012

Current Assets
Cash	$3,589,524	$3,751,840
Receivables	3,784,535	2,813,648
Receivables, affiliate	235,544	116,532
Inventories	458,347	221,655
Prepaid expenses	703,605	75,249
Due from affiliate	7,634	18,562
ATM cash, restricted	3,258,198	2,462,720
Due from vault cash settlements	91,820	81,520

Total current assets	12,129,207	9,541,726

Equipment
ATM machines and equipment	32,706,781	16,070,084
Vehicles	273,859	174,711
Office furniture and equipment	780,031	378,417
ATMs not yet in service	2,668,149	1,782,182

	36,428,820	18,405,394
Less accumulated depreciation	11,120,720	7,067,745

	25,308,100	11,337,649

Customer Relationships, net	5,007,302	4,504,568
Trade Names, net	499,924	409,933
Goodwill	636,556	636,556
Deposit on Equipment	—	910,059
Software, net	400,000	—
Other	170,106	75,412

	6,713,888	6,536,528

Total assets	$44,151,195	$27,415,903

See Notes to Consolidated Financial Statements.

Liabilities and Members’ Equity	2013	2012

Current Liabilities
Accounts payable ($366,601 and $61,355 held by variable interest entity at December 31, 2013 and 2012, respectively)	$4,587,142	$3,522,092
Accounts payable, affiliate	132,223	73,526
Accrued expenses ($115,476 and $12,622 held by variable interest entity at December 31, 2013 and 2012, respectively)	1,839,082	981,987
Deferred revenue	283,739	31,135
Due to affiliates	—	10,205
Deposits	193,870	50,000
Convertible promissory note (held by variable interest entity)	1,000,000	—
ATM cash line of credit	3,370,000	2,564,000

Total current liabilities	11,406,056	7,232,945

Long-Term Revolving Loan	23,725,000	12,500,000
Deposits ($91,404 and $28,385 held by variable interest entity at December 31, 2013 and 2012, respectively)	332,165	318,762

Total liabilities	35,463,221	20,051,707

Members’ Equity
Members’ interest (liquidation preference of $6,700,000 for Class A units) (Note 6)	1,553,514	1,553,514
Retained earnings	6,928,014	5,221,664

WSILC, L.L.C. (d/b/a Welch ATM) and subsidiaries members’ equity	8,481,528	6,775,178

Noncontrolling interest	206,446	589,018

Total members’ equity	8,687,974	7,364,196

Total liabilities and members’ equity	$44,151,195	$27,415,903

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2013 and 2012

	2013	2012

Net revenues earned	$104,268,702	$74,425,049

Cost of revenues earned	94,491,265	65,379,448

Gross profit	9,777,437	9,045,601

Selling, general and administrative expenses	6,932,066	5,882,571

Income from operations	2,845,371	3,163,030

Interest income	7,783	—
Interest expense	(677,005)	(371,920)

Net income	2,176,149	2,791,110

Net loss attributable to the noncontrolling interest	276,521	160,982

Net income attributable to WSILC, L.L.C. (d/b/a Welch ATM) and subsidiaries	$2,452,670	$2,952,092

See Notes to Consolidated Financial Statements.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Consolidated Statements of Members’ Equity

Years Ended December 31, 2013 and 2012

	Members’ Interest	Retained Earnings	Noncontrolling Interest	Total

Balance, December 31, 2011	$1,553,514	$2,269,572	$—	$3,823,086
Fair value of noncontrolling interest recorded upon acquisition of a business (see Note 10)	—	—	750,000	750,000
Net income (loss)	—	2,952,092	(160,982)	2,791,110

Balance, December 31, 2012	1,553,514	5,221,664	589,018	7,364,196
Contributions	—	—	10,000	10,000
Net income (loss)	—	2,452,670	(276,521)	2,176,149
Distributions	—	(746,320)	(116,051)	(862,371)

Balance, December 31, 2013	$1,553,514	$6,928,014	$206,446	$8,687,974

See Notes to Consolidated Financial Statements.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012

Cash Flows From Operating Activities
Net income	$2,176,149	$2,791,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,206,655	2,550,475
Amortization of intangible and other assets	981,607	588,847
Loss on disposal of equipment	14,501	42,995
Increase (decrease) from changes in:
Receivables	(1,089,899)	(1,141,110)
Inventories	(236,692)	319,433
Prepaid expenses and other assets	(653,776)	13,229
Accounts payable	1,779,258	785,166
Accrued expenses and deposits	730,368	1,461
Deferred revenue	252,604	13,585

Net cash provided by operating activities	8,160,775	5,965,191

Cash Flows From Investing Activities
Deposit on equipment	—	(910,059)
Purchase of equipment	(17,492,554)	(5,325,177)
Proceeds from sale of equipment	50,495	5,000
Due to/from affiliates	723	22,231
Business acquisitions	(2,099,606)	(2,000,000)

Net cash used in investing activities	(19,540,942)	(8,208,005)

Cash Flows From Financing Activities
Increase in ATM cash, restricted, and due from vault cash settlements	(805,778)	(867,480)
Net change in ATM cash line of credit	806,000	864,000
Payment for other assets	(155,000)	(73,375)
Proceeds from long-term revolving loan	11,225,000	5,000,000
Proceeds from convertible promissory note	1,000,000
Payments on long-term revolving loan	—	(500,000)
Contributions	10,000	—
Distributions	(862,371)	—

Net cash provided by financing activities	11,217,851	4,423,145

Net increase (decrease) in cash	(162,316)	2,180,331

Cash:	3,751,840	1,571,509

Beginning

Ending	$3,589,524	$3,751,840

(Continued)

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2013 and 2012

	2013	2012

Supplemental Disclosure of Cash Flow Information:
Cash payments for interest	$622,233	$485,608

Supplemental Schedule of Noncash Investing and Financing Activities:
Accounts payable incurred for the acquisition of equipment	$321,231	$976,742

Purchase of 67% Interest in RTW ATM, LLC:
Cash purchase price	$—	$2,000,000
Fair value of noncontrolling interest	—	750,000

Total purchase price	$—	$2,750,000

Assets acquired:
Inventories	$—	$28,404
Equipment	—	28,040
Trade name	—	429,000
Customer relationships	—	1,628,000
Goodwill	—	636,556

	$—	$2,750,000

Purchase of the assets of Code Green, LLC:
Cash purchase price, total purchase price	$1,574,606	$—

Assets acquired:
Software	$600,000	$—
Trade name	135,000	—
Customer relationships	839,606	—

	$1,574,606	$—

Purchase of the assets of One Point Financial, LLC:
Cash purchase price	$525,000	$—
Contingent consideration (included in accrued expenses)	284,000	—

Total purchase price	$809,000	$—

Assets acquired:
Equipment	$495,000	—
Customer relationships	314,000	—

	$809,000	$—

See Notes to Consolidated Financial Statements.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: The primary business of WSILC, L.L.C. (WSILC) and subsidiaries (together the Company) is to operate, manage and support a network of self-service automatic teller machines (ATMs) throughout most of the United States. The Company’s ATM network is deployed largely in national retail chains, gas/convenient store chains and amusement parks. In addition to these merchant relationships, the Company also enters into agreements with financial institutions to brand selected ATMs within its network and/or provide convenient surcharge-free access for the financial institution’s customers. The Company also sells ATMs and related equipment, for which credit terms are established on an individual customer basis. The Company is headquartered in Peoria, Illinois.

A summary of significant accounting policies is as follows:

Principles of consolidation: The consolidated financial statements include the accounts of WSILC, RTW ATM, LLC (RTW d/b/a Kahuna ATM Solutions), and Welch Management Holdings, LLC (Holdings). WSILC owns a majority interest (67%) of RTW and the primary business of RTW is similar to that of WSILC. Holdings is a variable interest entity (VIE) which began operations in May 2012 for which WSILC is the primary beneficiary. WSILC has no equity interest in Holdings, however, they share common ownership. The primary business of Holdings is to manage ATM/ticket redemption machines by supplying cash and managed services for these machines. The ATM/ticket redemption machines serve as a cash dispenser for ATM transactions as well as dispensing cash for redemption of validated gaming tickets. Holdings is a VIE because it requires subordinated financial support consisting of an unsecured intercompany loan from WSILC. Additionally, WSILC provides management services to Holdings for a fee. The primary beneficiary of a VIE is the enterprise that has both (1) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance, and (2) the right to receive residual returns or will absorb losses of the VIE (see also Note 9.) All significant intercompany balances and transactions have been eliminated in consolidation.

Principles of organization: WSILC, RTW and Holdings are organized as limited liability companies (LLCs) with indefinite lives. A member of an LLC has a limited liability to the extent of their interest in the LLC.

Personal assets and liabilities: In accordance with the generally accepted method of presenting LLC financial statements, the consolidated financial statements presented do not include the personal assets and liabilities of the members, including their obligation for income taxes on the taxable income of the Company. Salaries to members are included in operations.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue recognition: Transaction service fees are recognized in the period that the service is performed. The Company recognizes two types of transaction service fees: surcharge fees and interchange fees. Surcharge fees are paid by consumers utilizing ATMs in the Company’s ATM network. Interchange fees are paid by the consumers’ banks. The Company typically pays a portion of the transaction service fees that it earns to merchants as a fee for providing, placing and maintaining an ATM. In exchange for this payment, the Company receives access to the merchants’ customers and the ability to earn the transaction service fees from transactions that such customers conduct from using the ATM. The Company has recorded merchant payments as a cost of the associated revenues.

Branding fees are generated by branding agreements with financial institutions, under which the financial institutions pay the Company a fixed monthly fee per ATM. Branding fees are recognized in the month in which they are earned.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Sales of ATMs and related equipment are recorded as revenue at the time of shipment to the customer or upon installation, based on customer contract.

Revenue from the management of ATM/ticket redemption machines consists of a fee charged based on the amount of cash dispensed from the redemption machines. This revenue is recognized in the period in which the fee is incurred.

ATM cash, restricted: The Company has cash in certain ATMs and at armored car services in transit to/from ATMs that is provided through the Company’s line of credit agreement.

Cash: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Management believes it is not exposed to any significant credit risk.

Cash management: The Company has agreements with financial institutions to provide cash for use in its network of ATMs. The agreements create a bailment agreement between the Company and the financial institutions. In no event does legal title to this cash pass to the Company. Beneficial ownership of the cash is retained by the financial institutions, and the Company has no access or right to the cash. The agreements do not create a debtor/creditor or lending relationship. The Company pays a fee for its usage of this cash based on the total amount of cash outstanding at any given time. The Company pays a fee for insurance against loss due to theft of the cash while in the ATMs. The Company is responsible for the first $2,500 of theft loss per occurrence, while the financial institutions are responsible for the remainder of the loss. The amount of cash provided under these agreements that was in the Company’s ATM network was approximately $106,000,000 and $40,909,000 as of December 31, 2013 and 2012, respectively.

Receivables: Receivables are comprised primarily of amounts due from branding income, sales of ATMs and amounts due from processing agents for transaction revenues earned on transactions processed during the month ending on the balance sheet date. Receivables are considered delinquent when the outstanding balance is past its due date. Management reviews individual receivables and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. Any accounts or portions thereof deemed to be uncollectible are written off. Recoveries of receivables previously written off are recorded when received. Management has estimated $47,500 may be deemed uncollectible and has set up a reserve for December 31, 2013. There were no amounts deemed uncollectible at December 31, 2012. Interest is not charged on receivable balances.

Inventories: Inventories consist principally of ATM machines and related ATM supplies. The inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Equipment: Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated lives of the respective assets. Estimated lives range from three years to ten years. A majority of the assets have an estimated life of five years. Also included in equipment are new ATMs and associated equipment, which the Company has acquired for future installation. These devices are held as ATM machines not yet in service and are not depreciated until installed.

Customer relationships: Customer relationships consist of merchant and branding contracts/relationships acquired in connection with the acquisition of ATM portfolios and are recorded at their estimated fair value at the date of acquisition. The estimated fair value of the customer relationships is determined based on the estimated net cash flows and useful lives of the underlying contracts/relationships. The Company pools acquired contracts/relationships into a single intangible asset for purposes of computing the related amortization expense. The Company amortizes customer relationships on a straight-line basis over the estimated useful lives of the portfolios to which the assets relate (10 years).

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets: Long-lived assets, such as equipment, customer relationships, software, and trade name, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In cases in which undiscounted expected future cash flows would be less than the carrying value, an impairment loss would be recorded equal to the amount by which the carrying value exceeds the fair value of the assets.

Goodwill: Goodwill was recorded as a result of the Company’s acquisition of 67% of RTW ATM, LLC in 2012. The Company tests its goodwill for impairment on an annual basis, or more often if indicators of potential impairment exist, by determining if the carrying value of the reporting unit which has the goodwill exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company’s overall business, and significant negative industry or economic trends. As of December 31, 2013 and 2012, the Company determined that no impairment of goodwill existed because the estimated fair value of the reporting unit exceeded its carrying amount. Future impairment reviews may require write-downs of the Company’s goodwill and could have a material adverse impact on the Company’s operating results for the periods in which such write-downs occur.

Income taxes: Members are taxed individually on their shares of the Company’s earnings. For tax purposes, the Company’s taxable income or loss is allocated among the members in accordance with the respective operating agreement. Therefore, the consolidated financial statements do not include a provision for federal corporate income taxes. The Company’s policy is to make distributions to the members for their portion of the obligation for income taxes (“tax distributions”) on the earnings of the Company, unless tax distributions would cause a violation of the Company’s compliance with debt covenants.

Management has evaluated the Company’s tax positions in accordance with the Financial Accounting Standards Board’s guidance on accounting for uncertainty in income taxes and concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to tax examinations by the U.S. federal, state or local authorities for years before 2010.

Financial instruments: The Company has no financial instruments for which the carrying value materially differs from fair value.

Noncontrolling interest: Noncontrolling interest represents the portion of equity in a subsidiary not attributable, directly or indirectly, to WSILC. The profit or loss derived from the performance of these subsidiaries is allocated to the net income/loss attributable to the noncontrolling interest in the consolidated statement of income.

Reclassification: Certain amounts in the 2012 consolidated financial statements have been reclassified to be consistent with the presentation adopted for 2013. These reclassifications had no effect on 2012 net income.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through April 9, 2014, the date the consolidated financial statements were available to be issued.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Pledged Assets, Line of Credit, Long-Term Revolving Loan and Convertible Promissory Note, Letter of Credit

The Company has a $4,000,000 line of credit with a bank which expires in September 2014. Advances from the line of credit are to be used for ATM cash replenishment needs only. The line bears interest at the Prime Rate (3.25% at December 31, 2013) subject to a minimum of 4.0%. Interest is payable monthly. The interest rate at December 31, 2013 was 4.0%. The line of credit is collateralized by cash in ATMs, including cash in transit to ATMs. Borrowings on the line at December 31, 2013 and 2012 were $3,370,000 and $2,564,000, respectively. In connection with the line, borrowings are limited by a monthly borrowing base formula which is based on the cash in ATMs.

The Company has a $30,000,000 revolving loan commitment from a bank which expires in October 2016. The loan is collateralized by substantially all assets of the Company, excluding the cash collateral on the line of credit agreement, and by all of WSILC’s classes of member units as pledged by the unit holders. Interest is payable monthly at a base rate (the greater of the Federal Funds Rate plus 0.5% or the Prime Rate) plus applicable margin or at LIBOR plus applicable margin. The applicable margin is based on the Company’s ratio of debt to EBITDA. There is a fee of 0.25% on the unused portion of the revolving loan commitment. The balance outstanding at December 31, 2013 and 2012 was $23,725,000 and $12,500,000, respectively. The interest rate at December 31, 2013 was approximately 3.7%. In connection with this credit agreement, the Company is required to maintain certain financial covenants.

The revolving loan commitment decreases quarterly beginning on March 31, 2014. The revolving commitment by quarter is as follows:

March 31, 2014	$29,500,000
June 30, 2014	29,000,000
September 30, 2014	28,500,000
December 31, 2014	28,000,000

March 31, 2015	27,325,000
June 30, 2015	26,650,000
September 30, 2015	25,975,000
December 31, 2015	25,300,000

March 31, 2016	24,450,000
June 30, 2016	23,600,000
September 30, 2016	22,750,000

The Company may voluntarily permanently decrease the revolving loan commitment or voluntarily prepay on amounts outstanding in increments of $250,000 but not less than $500,000. Any net proceeds received from a significant disposition of assets, issuance of member units (excluding any units issued pursuant to any employee/director options program, benefit plan or compensation program), or the issuance of any debt that is not permitted by the revolving loan agreement, is required to be used to pay down the revolving loan balance.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 2.	Pledged Assets, Line of Credit, Long-Term Revolving Loan and Convertible Promissory Note, Letter of Credit (Continued)

Aggregate maturities of the revolving loan commitment are as follows:

Year Ending December 31,

2014	$—
2015	—
2016	23,725,000

$23,725,000

Additionally, in February 2013, Holdings obtained financing from related party lenders totaling $1,000,000. Holdings will pay interest on the note of 1%. All outstanding principle amounts of this note are expected to be converted to Class A units of Holdings at a conversion rate of ($0.01) per unit.

In 2013, the Company was issued a letter of credit in the amount of $275,000 which was secured through a bank and issued as security should the Company fail to comply with the terms of the Gaming Payout Device Cash Agreement between the Company and the bank. No amounts have been drawn as of December 31, 2013. Interest terms are the same as the line of credit.

Note 3.	Intangible Assets

The Company has the following intangible assets as of December 31:

	2013		2012
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Customer relationships	$6,718,023	$1,710,721	$5,564,417	$1,059,849
Trade names	564,000	64,076	429,000	19,067
Software	600,000	200,000	—	—

	$7,882,023	$1,974,797	$5,993,417	$1,078,916

Annual amortization amounts for intangible assets are as follows:

Year Ending December 31,

2014	$917,402
2015	917,402
2016	717,402
2017	717,402
2018	711,258
Thereafter	1,926,360

$5,907,226

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 4.	Related Parties

Related parties (“affiliates”) of the Company are C.O.D., LLC (COD), WG ATM, LLC (WG) and Welch Systems, Inc. (WSI). These affiliates are related due to some common ownership.

The Company operates/manages ATMs for COD and WG. The costs associated with the transaction service fees generated by these ATMs and recorded as revenue by the Company were approximately $7,274,000 and $7,153,000 for the years ended December 31, 2013 and 2012, respectively. The Company has entered management services agreements with COD and WG whereby the Company, for a fee, will provide performance and deployment services, provisioning services, customer service, sales and marketing support, and bookkeeping and accounting services. The Company recognized revenue totaling approximately $955,000 and $954,000 under these management services agreements for the years ended December 31, 2013 and 2012, respectively. The Company also recognized revenue of approximately $237,000 and $215,000 for the years ended December 31, 2013 and 2012, respectively, primarily for ATM repair services provided to COD and WG, the sale of ATM equipment to COD and WG, the purchase of ATM equipment, ATM moves and operating supplies coordinated/provided by WSILC.

The Company has a service agreement with WSI whereby WSI provides maintenance services for ATMs in the Company’s network that are located in Illinois and eastern Missouri. The Company also leased a portion of a building from WSI in 2012 and a portion of the year in 2013. The Company incurred expense of approximately $307,900 and $386,800 in relation to its agreements with WSI for the years ended December 31, 2013 and 2012, respectively. Of these amounts approximately $108,000 and $147,000, respectively, was for the building lease.

At December 31, 2013, the net amount due from COD and WG was $108,350 and $11,990, respectively, and the net amount due to WSI was $9,385. At December 31, 2012, the net amount due from COD and WG was $54,311 and $19,292, respectively, and the net amount due to WSI was $22,239.

Note 5.	Operating Leases

The Company leased approximately 65% of a building from WSI under a noncancellable operating lease agreement which expired on June 30, 2013. The Company’s monthly base lease payment was approximately $8,300. The Company was also responsible for its portion of this building’s expenses including real estate taxes, utilities and insurance. Expense related to this lease for the years ended December 31, 2013 and 2012 was approximately $108,000 and $147,000, respectively

The Company entered into a building lease at a new location in 2013 with a term of 5 years with two three-year extension options. The Company is also responsible for its portion of this building’s expenses including real estate taxes, utilities and insurance. The Company’s monthly base lease payment is approximately $16,700. Expenses related to the building lease for the year ended December 31, 2013 was approximately $116,300.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 5.	Operating Leases (Continued)

The Company has a lease agreement with a retail merchant chain whereby the Company pays a basic monthly rate for ATM space located on the merchant’s premises. Additionally, the Company pays a variable rent based on the volume of transactions completed at these ATMs individually. This is a three-year agreement which commences at the time that ATMs are installed at all of the merchant’s locations specified in the agreement. The agreement will automatically renew for an additional three years, so long as neither party is in default under terms of the agreement within 120 days of the first expiration date. If there is a default by one of the parties within 120 days of the first expiration date, then the other party has the option not to renew the agreement. As of December 31, 2013, all ATMs have not yet been installed, and thus the three-year term has not yet commenced. Expense recorded under this agreement for the years ended December 31, 2013 and 2012 was approximately $301,200 and $242,400, respectively. The estimated future lease payments are as follows (three years of estimated future payments have been disclosed as this term matches the initial term of the agreement):

Year Ending December 31,

2014	$301,000
2015	301,000
2016	301,000

Note 6.	Members’ Equity and Unit Based Compensation

Members’ equity of WSILC consists of eight classes of units. The operating agreement describes the rights of each class for distributions and liquidation. Classes A and B units are the only classes with voting rights.

Classes C, D and E have been established for management awards. These awards are classified as equity awards, rather than liability awards. Some of these C, D and E units have been granted, but have not yet vested. The remaining unvested units as of December 31, 2013 do not vest until the date of a potential company sale/liquidation. The fair value of these awards at the dates of grant was determined to be not significant. Certain employment agreements require the Company to repurchase the awarded units that have vested, and 2,800 shares of the Class B units, if the respective employee is terminated without cause.

Class F units were granted in 2013 under the Restricted Class F Unit Agreement and represent a profits interest for one management employee in a certain division of the Company. The amount earned by the employee is calculated annually and would be paid after the Company’s year-end date. There were no amounts earned under this agreement in 2013. The Class F units are forfeited by the holder upon his resignation or if terminated for cause.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 6.	Members’ Equity and Unit Based Compensation (Continued)

The schedule of member units at December 31, 2013 is as follows:

	Vested Units	Unvested Units	Designated Units

Class A	6,700	—	—
Class B	4,800	—	—
Class C-1	200	—	—
Class C-2	1,779	—	—
Class C-3	—	30	—
Class D	433	—	—
Class E	—	—	1,270
Class F	100	—	—

	14,012	30	1,270

For all classes, there are no amounts of authorized units that exceed the number of units listed in the table above. Except for the establishment of Class F units and the vesting of 433 Class D units, there were no other changes in the amounts authorized, vested, unvested or designated for any of the classes during the year ended December 31, 2013.

Members’ interest at December 31 is as follows:

	2011	Changes	2012	Changes	2013

Class A	$1,553,514	$—	$1,553,514	$—	$1,553,514
Class B	—	—	—	—	—
Class C-1	—	—	—	—	—
Class C-2	—	—	—	—	—
Class C-3	—	—	—	—	—
Class D	—	—	—	—	—
Class E	—	—	—	—	—
Class F	—	—	—	—	—

	$1,553,514	$—	$1,553,514	$—	$1,553,514

Distributions, other than tax distributions, are restricted under the terms of the Company’s revolving loan agreement. Tax distributions are only restricted if such tax distributions would cause a violation of the Company’s compliance with debt covenants.

Distribution of assets following the sale or winding up (liquidation) of WSILC, after paying all creditors, claims and obligations of WSILC, including all costs and expenses of the sale/liquidation, go first to the Class F unit holder based on the proceeds attributable to a certain division of the Company, then Class A members until they have received aggregate distributions totaling $6,700,000 and then to all holders of units (except the Class F unit holder) in accordance with their unit holdings provided that all such units are vested. At the time that cumulative distributions to Class A unit holders exceeds $6,700,000 plus a 12% internal rate of return, the Class B, Class C-1 and Class C-2 unit holders obtain certain preferences to distributions as defined in the Company’s operating agreement.

The operating agreements of RTW and Holdings describe the rights of each of the members of these entities.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 7.	Significant Merchant Contracts

Merchant contracts are considered significant when they provide revenue which exceeds 10% of the Company’s total net revenues earned. Revenues under a significant merchant contract for the years ended December 31, 2013 and 2012 were approximately $13,100,000 and $11,400,000, respectively:

Note 8.	Retirement and Profit-Sharing Plan

The Company sponsors an employee savings plan in accordance with Section 401(k) of the Internal Revenue Code. The Plan allows participation by employees who have met certain eligibility requirements. Plan contributions are made at the discretion of the Board of Managers. The Company has elected a safe-harbor match for eligible employees equal to 100% of the first 3% of employee salary deferred, plus 50% of the next 2% of salary deferred. The Company contributed matching funds of approximately $89,000 and $46,000 for the years ended December 31, 2013 and 2012, respectively.

Note 9.	Variable Interest Entity

WSILC is the primary beneficiary of a VIE, Holdings. WSILC is exposed to potential losses because of the unsecured intercompany loan from WSILC to Holdings. Although WSILC does not have an equity interest in Holdings, WSILC controls the significant activities of the VIE.

The following table summarizes the carrying amounts of the VIE’s assets and liabilities at December 31, 2013 and 2012:

	2013	2012
Assets:
Current assets	$836,064	$1,533,937
Equipment, net	1,900,080	16,767
Other	—	910,059

	$2,736,144	$2,460,763

Liabilities:
Current liabilities, including intercompany loan from WSILC of approximately $2,035,000 and $2,646,000 at December 31, 2013 and 2012, respectively	$3,516,991	$2,720,381
Other	91,404	28,385

	$3,608,395	$2,748,766

Note 10.	Business Acquisitions and Letter of Intent

In August 2013, the Company acquired the business and assets of One Point Financial, LLC (OPF) which was in the business of providing ATM processing services. The Company purchased OPF in order to increase the number of ATM machines within the Company’s network. The purchase price was $809,000. The acquisition was accounted for as a business combination. Closing costs related to the acquisition of OPF were approximately $24,000 and are included in selling, general and administrative expenses in the 2013 consolidated statement of income.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 10.	Business Acquisitions and Letter of Intent (Continued)

The following table summarizes the purchase price consideration and the estimated fair values of the assets acquired:

Consideration:
Cash	$525,000
Contingent consideration (included in accrued expenses)	284,000

$809,000

Recognized amount of identifiable assets acquired:
Equipment	$495,000
Customer relationships (estimated useful life of 10 years)	314,000

$809,000

In January 2013, the Company acquired the business and assets of Code Green, LLC (Code Green) which was in the business of providing financial institutions technology services using internet and mobile applications. The Company purchased Code Green to enhance the product offerings to their financial institution customers. The purchase price was $1,574,606. The acquisition was accounted for as a business combination. Closing costs related to the acquisition of Code Green were approximately $42,000 and are included in selling, general and administrative expenses in the 2013 consolidated statement of income.

The following table summarizes the purchase price consideration and the estimated fair values of the assets acquired:

Cash consideration	$1,574,606

Recognized amount of identifiable assets acquired:
Trade name	$135,000
Customer relationships	839,606
Software	600,000

$1,574,606

The fair value assigned to identifiable intangible assets and their weighted-average useful lives individually and in the aggregate are as follows:

	Amount	Weighted- Average Useful Life (Years)

Trade name	$135,000	10.0
Customer relationships	839,606	10.0
Software	600,000	3.0

	$1,574,606	7.3

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 10.	Business Acquisitions and Letter of Intent (Continued)

In May 2012, the Company acquired a 67% interest in RTW which was in the business of providing ATM processing services. The Company purchased RTW in order to increase the number of ATM machines within the Company’s network, resulting in better management and control of the Company’s processing costs. The purchase price was $2,000,000. The acquisition was accounted for as a business combination. In addition to the $2,000,000 paid, the consideration for the acquisition includes the value of the noncontrolling interest in RTW. The consideration exceeded the fair value of the identifiable net assets acquired by $636,556, which was recognized as goodwill. Goodwill primarily represents the value associated with RTW’s assembled workforce and its presence in the market. The goodwill is being deducted for income tax purposes. Closing costs related to the acquisition of RTW were approximately $90,000 and are included in selling, general and administrative expenses in the 2012 consolidated statement of income.

The following table summarizes the purchase price consideration paid and the estimated fair values of the assets acquired:

Consideration:
Cash	$2,000,000
Fair value of the 33% noncontrolling interest*	750,000

$2,750,000

Recognized amount of identifiable assets acquired:
Inventories	$28,404
Equipment	28,040
Trade name	429,000
Customer relationships	1,628,000

2,113,444
Goodwill	636,556

$2,750,000

*	The fair value of the noncontrolling interest in RTW was determined by using the same price per membership unit as paid to obtain the 67% controlling interest in RTW, reduced by a 25% discount for lack of marketability.

The fair value assigned to identifiable intangible assets and their weighted-average useful lives individually and in the aggregate are as follows:

	Amount	Weighted- Average Useful Life (Years)

Trade name	$429,000	15.0
Customer relationships	1,628,000	10.0

	$2,057,000	11.0

In December 2013, the Company entered into a letter of intent agreement to acquire certain assets of an independent ATM deployer. The estimated purchase price is approximately $2,500,000 of cash, along with commissions on future net revenues earned. If the transaction to acquire the assets is completed, it is expected to be accounted for as a business combination.

WSILC, L.L.C. (d/b/a Welch ATM) and Subsidiaries

Notes to the Consolidated Financial Statements

Note 11.	Subsequent Events

In January 2014, the Company acquired certain assets of an independent ATM deployer. The purchase price was approximately $1,000,000. The acquisition is expected to be accounted for as a business combination.

C.O.D., LLC and WG ATM, LLC

Combined Financial Report

December 31, 2013

Contents

Independent Auditor’s Report	1

Financial Statements

Combined balance sheets	2-3

Combined statements of income	4

Combined statements of members’ equity	5

Combined statements of cash flows	6

Notes to combined financial statements	7-10

Independent Auditor’s Report

To the Board of Managers

C.O.D., LLC and WG ATM, LLC

Peoria, Illinois

Report on the Financial Statements

We have audited the accompanying combined financial statements of C.O.D., LLC and WG ATM, LLC (collectively the Company) which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of income, members’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of C.O.D., LLC and WG ATM, LLC as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Rockford, Illinois

April 9, 2014

Member of the RSM International network of independent accounting, tax and consulting firms.

1

C.O.D., LLC and WG ATM, LLC

Combined Balance Sheets

December 31, 2013 and 2012

Assets	2013	2012

Current Assets
Cash and cash equivalents	$368,155	$502,031
Receivables	5,727	28,814
Receivables, affiliate	108,400	121,820
Prepaid expenses	9,106	8,737
ATM cash, restricted	3,378,670	3,131,020
Due from vault cash settlements	171,040	149,840

Total current assets	4,041,098	3,942,262

Equipment
ATM machines and equipment	4,347,156	4,207,971
Less accumulated depreciation	3,413,201	2,936,603

	933,955	1,271,368

Total assets	$4,975,053	$5,213,630

See Notes to Combined Financial Statements.

2

Liabilities and Members’ Equity	2013	2012

Current Liabilities
Accounts payable	$188,367	$192,536
Accounts payable, affiliates	235,234	131,043
Accrued expenses	8,275	8,117
ATM cash line of credit	3,552,607	3,282,675

Total current liabilities	3,984,483	3,614,371

Deposits	9,615	9,615

Total liabilities	3,994,098	3,623,986

Members’ Equity	980,955	1,589,644

Total liabilities and members’ equity	$4,975,053	$5,213,630

3

C.O.D., LLC and WG ATM, LLC

Combined Statements of Income

Years Ended December 31, 2013 and 2012

	2013	2012

Net revenues earned	$7,512,574	$7,439,445

Cost of revenues earned	5,088,718	4,730,371

Gross profit	2,423,856	2,709,074

Selling, general and administrative expenses	582,545	600,077

Income from operations	1,841,311	2,108,997

Interest expense	—	11,072

Net income	$1,841,311	$2,097,925

See Notes to Combined Financial Statements.

4

C.O.D., LLC and WG ATM, LLC

Combined Statements of Members’ Equity

Years Ended December 31, 2013 and 2012

Balance, December 31, 2011	$1,491,719
Net income	2,097,925
Member distributions	(2,000,000)

Balance, December 31, 2012	1,589,644
Net income	1,841,311
Member distributions	(2,450,000)

Balance, December 31, 2013	$980,955

See Notes to Combined Financial Statements.

5

C.O.D., LLC and WG ATM, LLC

Combined Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012

Cash Flows From Operating Activities
Net income	$1,841,311	$2,097,925
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	595,852	617,644
(Gain) loss on sale/disposal of equipment	(1,219)	1,895
Increase (decrease) from changes in:
Receivables	36,507	40,212
Prepaid expenses	(369)	(4,595)
Other assets	—	1,575
Accounts payable	18,697	(8,880)
Accrued expenses and deposits	158	(763)

Net cash and cash equivalents provided by operating activities	2,490,937	2,745,013

Cash Flows From Investing Activities
Purchases of equipment	(177,944)	(162,833)
Proceeds from sale of equipment	2,049	11,900

Net cash and cash equivalents used in investing activities	(175,895)	(150,933)

Cash Flows From Financing Activities
(Increase) decrease in ATM cash, restricted, and due from vault cash settlements	(268,850)	372,650
Net change in ATM cash line of credit	269,932	(370,792)
Payments on long-term debt	—	(380,605)
Member distributions	(2,450,000)	(2,000,000)

Net cash and cash equivalents used in financing activities	(2,448,918)	(2,378,747)

Net increase (decrease) in cash and cash equivalents	(133,876)	215,333

Cash and cash equivalents:
Beginning	502,031	286,698

Ending	$368,155	$502,031

Supplemental Disclosure of Cash Flow Information
Cash payments for interest	$—	$11,072

Supplemental Schedule of Noncash Investing Activities
Purchases of equipment in accounts payable	$81,325	$80,969

See Notes to Combined Financial Statements.

6

C.O.D., LLC and WG ATM, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: The primary business of C.O.D., LLC and WG ATM, LLC (collectively the Company) is to operate, manage and support a network of self-service automatic teller machines (ATMs) throughout the United States. The Company’s ATM network is deployed largely in a national retail chain, along with gas/convenience store chains. In addition to these merchant relationships, the Company also enters into agreements with financial institutions to brand selected ATMs within its network and/or provide convenient surcharge-free access for the financial institution’s customers.

The Company is headquartered in Peoria, Illinois.

A summary of significant accounting policies is as follows:

Principles of combination: The combined financial statements include the accounts of C.O.D., LLC and WG ATM, LLC. The entities were combined because they have the same ownership and operating purpose. All material intercompany items and transactions have been eliminated in combination.

Principles of organization: C.O.D., LLC and WG ATM, LLC are organized as limited liability companies (LLCs). A member of an LLC has a limited liability to the extent of their interest in the LLC. Both C.O.D., LLC and WG ATM, LLC have indefinite lives.

Personal assets and liabilities: In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements presented do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the Company. There are no member salaries included in the statement of income.

Use of estimates: The preparation of financial statements may require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash equivalents: The Company’s cash and cash equivalents are deposited at financial institutions and at times may exceed federally insured limits. The Company has not experienced any losses as a result of this concentration. For purposes of reporting the statement of cash flows, the Company considers cash equivalents to be short-term, highly liquid investments that have maturities of three months or less.

ATM cash, restricted: The Company has cash in certain ATMs and at armored car services in transit to/from ATMs that is provided through the Company’s ATM cash line of credit agreement.

Cash management: The Company has agreements with financial institutions to provide cash for use in some of the ATMs in its network. The agreements create a bailment agreement between the Company and the financial institutions. In no event does legal title to this cash pass to the Company. Beneficial ownership of the cash is retained by the financial institutions, and the Company has no access or right to the cash. The agreements do not create a debtor/creditor or lending relationship. The Company pays a fee for its usage of this cash based on the total amount of cash outstanding at any given time. The Company pays a fee for insurance against loss due to theft of the cash while in the ATMs. The Company is responsible for the first $2,500 of theft loss per occurrence, while the financial institutions are responsible for the remainder of the loss. The amount of cash provided under these agreements that was in the Company’s ATM network as of December 31, 2013 and 2012 was approximately $11,043,000 and $7,274,000, respectively.

7

C.O.D., LLC and WG ATM, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Receivables: Receivables are comprised primarily of amounts due from branding fee income and amounts due from a related party processor for transaction revenues earned on transactions processed during the month ending on the balance sheet date. The amount due from the related party processor as of December 31, 2013 and 2012 was approximately $108,000 and $122,000, respectively. Some receivables are recorded at the invoiced amount and do not bear interest. Receivables are considered delinquent when the outstanding balance is past its due date. Management reviews individual receivables and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Any accounts or portions thereof deemed to be uncollectible are written off. Recoveries of receivables previously written off are recorded when received. Management has estimated that no amounts are uncollectible as of December 31, 2013 and 2012.

Due from vault cash settlements: This receivable represents the amount of cash provided through the Company’s ATM cash line of credit agreement that has been withdrawn by consumers from the Company’s ATM machines and has not yet been reimbursed by the consumers’ banks.

Equipment: Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated lives of the respective assets. A majority of the assets have an estimated life of five years.

Impairment of long-lived assets: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In cases in which undiscounted expected future cash flows would be less than the carrying value, an impairment loss would be recorded equal to the amount by which the carrying value exceeds the fair value of the assets.

Revenue recognition: The Company recognizes two types of transaction service fees on ATMs owned by the Company: surcharge fees and interchange fees. Surcharge fees are paid by consumers utilizing ATMs in the Company’s ATM network. Interchange fees are paid by the consumers’ banks. The related party processor submits the transaction service fees to the Company net of any processing charges and the Company recognizes these net transaction service fees in the period that the service is performed.

In connection with the Company’s merchant-owned ATM processing agreements, the Company pays a portion of the transaction service fees that it collects to merchants as a fee for providing, placing and maintaining an ATM. The Company has determined that it is performing as an agent under these merchant-owned ATM processing agreements, so the Company is recording such payments to these merchants as a direct reduction of transaction service fee revenue.

Branding fees are generated by the Company’s branding agreements with financial institutions, under which the financial institutions pay the Company a fixed monthly fee per ATM. Branding fees are recognized in the month in which they are earned.

Income taxes: Members are taxed individually on their shares of the Company’s earnings. For tax purposes, the Company’s net income or loss is allocated among the members in accordance with their respective percentage ownership interest in the Company. Therefore, the financial statements do not include a provision for corporate income taxes. The Company’s policy is to make distributions to the members for their portion of the obligation for income taxes (“tax distributions”) on the earnings of the Company. Distributions to members are determined prior to the beginning of each calendar year.

8

C.O.D., LLC and WG ATM, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Management has evaluated the Company’s tax positions in accordance with the Financial Accounting Standards Board’s guidance on accounting for uncertainty in income taxes and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to tax examinations by the U.S. federal, state or local authorities for years before 2010.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through April 9, 2014, the date the financial statements were available to be issued.

Note 2.	Pledged Assets and ATM Cash Line of Credit

The Company has a $6,000,000 ATM cash line of credit with a bank which expires in June 2014. Advances from the line of credit are to be used for ATM cash replenishment needs only. The line bears interest at the prime rate less .25%. Interest is payable monthly. The interest rate at December 31, 2013 was 3.0%. The line of credit is collateralized by substantially all assets. Borrowings on the line at December 31, 2013 and 2012 were $3,552,607 and $3,282,675, respectively.

Note 3.	Related Parties

The Company has entered into a management services agreement with WSILC, L.L.C. (WSILC) whereby WSILC, for a fee, will provide performance and deployment services, provisioning services, customer service, sales and marketing support, and bookkeeping and accounting services. WSILC is a related party due to some common ownership. The Company recognized expense totaling approximately $955,000 and $954,000 under these management services agreements for the years ended December 31, 2013 and 2012, respectively. The Company also recognized expense of approximately $237,000 and $215,000 for the years ended December 31, 2013 and 2012, respectively, primarily for ATM repair services, the purchase of ATM equipment, ATM moves and operating supplies coordinated/provided by WSILC.

The Company recognized expense of approximately $56,000 and $65,900 for ATM repair services performed by a different related party for the years ended December 31, 2013 and 2012, respectively.

Transactions with related parties resulted in the following account balances with affiliates at December 31:

	2013	2012

Receivable:
WSILC, L.L.C	$108,400	$121,820

Accounts payable:
WSILC, L.L.C.	$228,740	$125,457
Other	6,494	5,586

	$235,234	$131,043

9

C.O.D., LLC and WG ATM, LLC

Notes to Combined Financial Statements

Note 4.	Significant Merchant Contracts

Merchant contracts are considered significant when they provide revenue which exceeds 10% of the Company’s total net revenues earned. Net revenue earned under a significant merchant contract for the years ended December 31, 2013 and 2012 totaled approximately $6,474,000 and $6,446,000, respectively.

Note 5.	Members’ Equity

Members’ equity of C.O.D., LLC was $429,608 and $559,060 as of December 31, 2013 and 2012, respectively. Members’ equity of WG ATM, LLC was $551,347 and $1,030,584 at December 31, 2013 and 2012, respectively.

10